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                                                                     EXHIBIT 4.3


                                  JAMES HARDIE

              ECONOMIC PROFIT (EP) AND INDIVIDUAL PERFORMANCE (IP)
                                 INCENTIVE PLANS

The following are the terms of the James Hardie Group Economic Profit (EP) Incentive Plan and Individual Performance (IP) Incentive Plan (the "Plan" or "Plans").

A. INCENTIVE PLANS

1. PURPOSE OF THE INCENTIVE PLANS

   The purpose of the EP INCENTIVE PLAN is to provide incentive compensation for nominated executives and employees of James Hardie Industries N.V. (JHINV) and its subsidiary companies, including but not limited to James Hardie Building Products (collectively referred to as the "Company"), which directly relates their financial reward to an increase in shareholder value. The philosophy behind the Plan is that economic value must continue to be created in successive years in order for the full potential Incentive to be paid. Additionally, this Plan has an Individual Performance component that will be paid upon the achievement of specific personal objectives.

   The purpose of the IP INCENTIVE PLAN is to provide incentive compensation for nominated employees of the Company who have less direct influence on the Company's economic performance. The IP Plan relates participants' financial rewards to the achievement of specific individual objectives that benefit the Company and indirectly increase EP and shareholder value.

2. DEFINITIONS

   o  BOARD OF DIRECTORS - JHINV's Supervisory Board of Directors.

   o BONUS - The pay the Company may provide to an employee in addition to the agreed base salary. "Bonus" and "Incentive" are used interchangeably throughout this document.

   o BONUS BANK - Two thirds of the amount of EP Bonus Realized over the EP Target Bonus in any single year that is credited to each participant for potential payment in the following two Plan Years if Company performance is sustained, and the participant remains eligible for such payments under the terms of the Plan. Participants have no right or interest in the Bonus Bank except as described in this Plan document.

   o BASE SALARY - Participant's annual base salary as of the last day of the Plan Year.

   o  CHANGE IN CONTROL - See attachment 1

   o ECONOMIC PROFIT (EP)= Net Operating Profit After Tax (NOPAT) minus Capital Charge

   o EP/IP % SPLIT - The percentage of the participant's Target Bonus that is based on the Company's EP achievement (the EP portion) versus the percentage that is based on IP achievement (the IP portion). These percentages vary based on the participant's position with the Company. These two percentages must total 100%.


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   o  EP BONUS REALIZED - Dollar amount (positive or negative) that is the result of multiplying the EP Bonus Multiple by the dollar amount of the EP portion of the participant's bonus at target. This amount is subject to the bonus banking mechanism and is not paid except as described in this Plan document.

   o EP BONUS MULTIPLE - Reflects actual Company performance relative to the Target EP. (A bonus multiple of 1.0 means 100% of the EP portion of the target bonus was realized.) The Multiple will be multiplied by the participant's EP portion of the target bonus in order to determine the amount of the EP Bonus Realized during the year.

   o EP TARGET BONUS - The EP portion of the participant's Target Bonus upon applying the EP/IP split.

   o EXPECTED IMPROVEMENT (EI) - The amount the Company's EP needs to improve over the previous year in order to attain Target EP.

   o GMT- Group Management Team comprised of the Company's CEO and direct reports

   o INDIVIDUAL PERFORMANCE (IP) - The participant's performance on the specific objectives agreed to during the Plan Year, how the objectives were achieved and the participant's ranking within the organization as determined by the participant's annual performance review rating.

   o INTERVAL - The amount by which actual EP needs to exceed Target EP to increase the EP Bonus Realized by 100%. Additionally, if the actual EP fails to achieve the Target EP by this amount then the EP Bonus Realized will decrease by 100%.

   o  JH, THE COMPANY - James Hardie Industries N.V. and its subsidiaries

   o PERFORMANCE RATING - The A, B+, B, B-, or C rating that each employee receives based on performance and ranking within their organization.

   o  PLAN YEAR - April 1st to March 31st, the Company's financial year.

   o TARGET BONUS - The percentage of the participant's base salary that is available for bonus income. This is set annually for each participant.

   o TARGET EP - The Company's actual EP for the prior Plan Year plus the current year's Expected Improvement (EI).

3. ELIGIBILITY

   Eligibility for a bonus plan is limited to nominated executives and key employees within the Company. In general, participation in a bonus plan is restricted to those employees in salaried exempt positions who are not on a Commission plan. Note, however, that not all exempt positions are on a bonus plan. Selection of employees for participation in a Plan in any Plan Year will be subject to approval of the Chief Executive Officer on the recommendation by the relevant Group Management Team (GMT) member and the Vice President of Human Resources & Organizational Development.


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   Eligibility of executives and key employees for inclusion in a Plan does not guarantee their participation in any future year. Participation of any division/business unit in the Plan will be at the discretion of the Chief Executive Officer.

4. BONUS CALCULATION

   The Bonus Calculation is based on two (2) components:

   o  The individual's performance rating (the IP component).

   o  The EP performance of the Company (the EP component).

   THE IP INCENTIVE PLAN IS BASED SOLELY ON THE IP COMPONENT. THE EP INCENTIVE PLAN UTILIZES BOTH COMPONENTS. THIS IS THE PRIMARY DIFFERENCE BETWEEN THE TWO BONUS PLANS.

   A participant's Target Bonus is a percentage of base salary and is approved annually by the VP of Human Resources and Organizational Development.

   (A) IP BONUS

   The IP bonus component is SOLELY based on the individual's performance rating at the end of the Plan Year and/or when the individual changes roles during the year. The rating is determined by reviewing the individual's achievement of his/her individual objectives, how the objectives were achieved, and the individual's ranking within the organization.

   The performance rating must be approved by the two levels of management above the participant prior to the IP bonus being calculated. At the start of each year, the GMT approves the percentage of Target Bonus that each rating pays.

   If the Company does not meet its Target EP, the individual still has the ability to earn all of his/her IP award. The total IP Bonus payment to be paid for a Plan Year is calculated as follows:


   IP BONUS  =   BASE  X  TARGET  X  IP %  X  PERFORMANCE   X  % OF YR
                SALARY    BONUS %   SPLIT       RATING %       IN PLAN

      Note: If the participant is solely on the IP Incentive Plan, the IP % Split is 100% and the calculation above is all that is required to determine the final bonus payment.

   (B) EP BONUS:

   The EP Bonus component is based ENTIRELY on the value created by the Company's EP.

   At the start of the Plan Year, the Board confirms the Company's global "Expected Improvement", "Target EP", and "Interval" for the year. The Expected Improvement and Interval have been set for FY04 - FY06 and will be reviewed again during FY06.

   The "TARGET EP" is the actual EP for the prior Plan Year plus the current year's EI.


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   The "INTERVAL" is the amount by which actual EP needs to exceed Target EP to increase the EP Bonus Realized by 100%. Additionally, if the actual EP fails to achieve the Target EP by the Interval amount then the EP Bonus Realized will decrease by 100%. The Interval is a critical component in determining the EP Bonus Multiple for the year.

   At the end of the Plan Year the "EP BONUS MULTIPLE" is calculated to determine the amount the EP component will contribute to the EP Bonus Realized during that year. This Multiple reflects how well the Company performed relative to the EP Target. The EP Multiple is determined as follows:

                                    EP - TARGET EP
              EP MULTIPLE  =  1 +   --------------
                                       INTERVAL

   The Plan's EP component has unlimited upside and downside performance potential. In other words, the EP Bonus Multiple can be significantly greater than one or even a negative number.

   The EP Multiple is used to calculate the EP BONUS REALIZED.


   EP BONUS REALIZED  =  BASE  X  TARGET  X  EP %  X   EP MULTIPLE  X  % OF YR
                        SALARY      %       SPLIT                      IN PLAN

   If the Target EP is exactly achieved, then the EP Bonus Realized is equal to 1.0x an individual's EP Target Bonus. If actual EP performance is less than Target EP (resulting in an EP Bonus Multiple of less than 1), then the EP Bonus Realized is less than the individual's EP Target Bonus and may be a negative amount.

   Unlike the IP bonus calculation, the EP Bonus Realized, to the extent it exceeds EP Target Bonus, is not considered vested and is not available for potential payment until after the banking mechanism, explained below, is applied.

   (C) EP BONUS BANKING MECHANISM

   The EP bonus includes a banking mechanism that keeps participants focused on sustaining EP performance.

   When the Company exceeds its Target EP in any given year, then the EP Bonus Realized will be greater than 1x an employee's EP Target Bonus. Under such circumstances, 100% of the EP Target Bonus will be considered earned and paid in the Plan Year. Any amounts in excess of the employee's EP Target Bonus will be treated as follows: 1/3 of the excess will be considered earned and paid in the Plan Year; the remaining 2/3 will be credited to the Bonus Bank of the employee and is subject to being paid out equally in the following two Plan Years provided that Company performance is sustained, and the employee continues to meet the eligibility standards set forth herein for additional payments. For example, if an employee's EP Target Bonus for FY04 is $10,000 and the EP Bonus Realized is $40,000, the employee will have earned and will be paid $20,000 [$10,000 + $10,000 (1/3 of $30,000 in excess of EP Target
   Bonus)]. The remaining $20,000 will be credited to the employee's Bonus Bank and will not be paid or earned unless the Company sustains performance in FY05 and FY06 such that the Bonus Bank is not depleted after the banking mechanism is applied for those years.

   Thus, if the EP multiple is greater than 1.0, then the total EP Bonus to be paid for the Plan Year is as follows:


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               Bank Balance        EP        EP Bonus Realized - EP Target Bonus
   EP BONUS = scheduled for      + Target +  -----------------------------------
              payment this year    Bonus                      3

   When the Company misses its Target EP in any given year, resulting in an EP Bonus Multiple of less than 1.0, funds are subtracted from the employee's Bonus Bank, if any, in order to fund the employee's EP Target Bonus for that year. The methodology used to fund the bonus from the Bonus Bank in such a situation is as follows:

   o When the EP BONUS MULTIPLE FOR THE YEAR IS GREATER THAN 0 BUT LESS THAN 1.0, the participant is paid all of his/her EP Bonus Realized in that year plus the part of any Bonus Bank (if any) scheduled to be paid that year. If the total of these two payments is less than the participant's EP Target Bonus for the year, amounts will be taken from the Bonus Bank payment scheduled for the following year in order to meet the EP Target Bonus; any remaining Bonus Bank will be available for payment in the next Plan Year, provided Company performance is sustained. Participants will not receive their full EP Target Bonus if there is an insufficient Bonus Bank. If all Bank funds are distributed, the participant will start the following bonus year without a Bonus Bank.

   o When a participant HAS A BONUS BANK at the start of the bonus year and the EP BONUS MULTIPLE FOR THE YEAR IS LESS THAN 0 (negative), the EP Bonus Realized (which will be a negative number) is deducted from any Bonus Bank. Additionally, the participant's EP Target Bonus for the year will be paid out, to the extent amounts are available, from the Bonus Bank. Amounts will be deducted first from Bonus Bank payments scheduled to be paid in the current year before reducing Bonus Bank payments scheduled for future years. Participants will not receive their full EP Target Bonus if there is an insufficient Bonus Bank. If all Bonus Bank is distributed, the participant will start the following bonus year without a Bonus Bank.

   o When a participant DOES NOT HAVE ANY BONUS BANK at the start of the Plan Year and the EP BONUS MULTIPLE FOR THE YEAR IS LESS THAN 0 (negative), the EP Bonus Realized will be a negative number and no EP bonus will be paid. This individual will start the following year without a Bonus Bank, not a negative number and no funds are owed back to the Company.

   The amounts in a participant's Bonus Bank represent nothing more than potential payments to the participant in the future. These amounts are neither earned nor vested until actual Bonus Bank payments are made in accordance with the terms of this Plan. Participants have no legal rights to Bonus Bank until the banking mechanism is applied for the Plan Year in which funds are scheduled to be paid.

5. BONUS PAYMENT

   All bonus payments, less applicable withholdings, will be made on or before the end of the third month following the end of the relevant Plan Year. Participants must be employed at the end of the Plan Year in order to receive any bonus, unless one of the exceptions described in Section B(6), B(7), B(11) or B(12) applies.

B. ADMINISTRATION OF THE PLAN

1. DETERMINATION OF INDIVIDUAL BONUS

   (a) Each financial year, the GMT will approve the participant list, the Target Bonus levels and EP/IP splits for each participant in the Plan.


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   (b) Individual Target Bonuses shall be calculated based on the Base salary for the participant at the end of the Plan Year.

2. DETERMINATION OF OBJECTIVES

   (a) Target EP

       Target EP and Intervals must be finalized by the Board of Directors at the beginning of the Plan Year.

   (b) IP Objectives

       IP Objectives for participants, other than GMT members, shall be approved by the next two levels of management. Individual objectives for GMT members will be approved by the Board of Directors.

3. PARTICIPANT MATTERS

   The Board of Directors (or designee) shall, in its sole discretion and on behalf of the Company, determine all Plan matters with respect to all participants.

4. NEW EMPLOYEES AND PROMOTIONS INTO THE PLAN

   New employees or employees promoted during a Plan Year may be offered participation in a Plan. Their eligibility for bonuses will be calculated on a pro rated basis in the year of entry. This will be approved by the relevant GMT member and the Vice President of Human Resources/OD.

   A minimum qualifying period of 3 months of Company employment during a Plan Year shall apply unless waived by the Chief Executive Officer (or designee). The qualifying period shall be included for purposes of bonus calculation.

5. TRANSFERS AND PROMOTIONS

   The bonus for a participant who is transferred or promoted will be calculated in multiple parts, all using the base salary at Plan Year end. The bonus for each position will be calculated using the bonus target and performance rating for the part of the year the participant was in each position, unless designated otherwise in a written transfer agreement.

6. RETIREMENT, DISABILITY OR DEATH

   If during a Plan Year a participant retires(1), becomes totally and permanently incapacitated(2) or dies, such participant or their family or designee or estate shall receive the full amount of any positive bank balance, after any shortfall in EP Bonus Realized (pro-rated with respect for the year in which the participant retires, becomes totally and permanently incapacitated or dies) has been deducted from the Bank.

---------
(1) At age 65 or such other date as the Board of Directors (or designee) approves in particular circumstances.
(2) Suffers from a mental or physical condition which is expected to last at least 12 months or result in death, and which, in the opinion of a licensed physician, will prevent the employee from engaging in any substantial or gainful employment.


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   The payment under the EP Plan will be made by the end of the third month following the relevant Plan Year. Payment for participants solely on the IP Plan will be paid at time of their retirement, death or confirmation of total and permanent incapacity.

   In the event of a SHORT-TERM DISABILITY OR LEAVE OF ABSENCE (paid or unpaid), a participant may be eligible for a full or pro-rated bonus. Any bonus will include the first three months of leave as time worked when calculating the eligible base salary. For example, if a participant is on approved leave for 2 months of the Plan Year, their bonus will be calculated using their full year's base salary. If a participant is on approved leave for 4 months of the Plan Year, their base salary will be prorated and 11 months will be used to calculate their bonus at year-end. If a year-end performance rating is not available (due to the leave) the IP bonus will utilize the last review rating on record.

7. JOB ELIMINATIONS

   A participant, whose employment is terminated as a result of the elimination of the participant's position, must have participated in the Bonus Plan for at least 1 month during the Plan Year and be employed by the Company for at least three months in order to be eligible for a prorated bonus for the Plan Year. The prorated bonus will be based on the period served, the EP Bonus Multiple as calculated at year end, the participant's bank balance, and the participant's most recent performance rating.

   With respect to the EP portion of the individual's Target Bonus, if the EP Bonus Multiple is greater than or equal to 1.0, the participant will receive the prorated EP Target Bonus, 1/3 of the pro-rated EP Bonus Realized over the prorated EP Target Bonus, and the bank balance scheduled to be paid for that Plan Year. There will be no payout of any remaining bank balance.

   Where the EP Bonus Multiple is between 0 and 1.0, the participant will receive an amount up to the prorated EP Target Bonus, provided such funds are available from the prorated EP Bonus Realized, the existing bank balance, plus the remaining bank balance scheduled to be paid for that Plan Year (after funds to make up the prorated EP Target Bonus shortfall are deducted). There will be no payout of any remaining bank balance.

   If the EP Bonus Multiple is less than 0, the negative amount of the prorated EP Bonus Realized will be deducted first from any bank balance due to be paid in the current Plan Year and, if additional amounts are still needed to offset the negative, then secondly from the following year's bank. If there is any amount remaining in the bank, the participant's prorated EP Target Bonus will be paid from that remaining bank balance. If any bank balance scheduled for payment in the current Plan Year is still available after the above deductions are made, it will be paid. There will be no payout from any remaining bank balance. If the negative EP Bonus Realized is more than the total bank balance, no EP bonus will be paid and no negative balances will be owed back to the Company.

   A pro rated payment for any EP Plan bonus in the year in which the job elimination occurs shall be made at the time when EP Plan bonus payments normally are made. Bonuses due to employees who are solely on the IP Plan, shall be paid at time of departure.

8. DISCONTINUED PARTICIPATION IN PLAN

   Where an employee has participated in the Plan in previous years, but in the current Plan Year their participation is discontinued and they have a positive bank balance, then they shall be paid a pro-rated Target EP bonus for the period of participation in the Plan, utilizing the EP Bonus Multiple earned for that year and the payment from


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   the bank scheduled for that year. Any bonus for time served while exclusively on the IP Plan will be calculated by using the performance rating received while on the Plan and the end of year salary unless otherwise specified in transfer documents.

   Any remaining bank balance will be paid equally over 2 years at the regular time bonuses are paid provided Company performance is sustained and the participant remains eligible for such payments under the terms of the Plan. If Company performance is not sustained (i.e., EP Bonus Multiples are less than 1.0), existing bank balances will be reduced, using the same methodology as if the participant remained on the EP plan. A pro rata payment for any bonus in the year in which the discontinuation of plan participation occurs shall be made at the regular time when bonus payments are made for that Plan Year.

9. TERMINATION AT THE INITIATIVE OF THE COMPANY (EXCLUDING JOB ELIMINATIONS)

   Participants shall not be entitled to any bonus (including a pro-rated bonus) or bonus bank in the event that they are terminated by the Company prior to the end of the Plan Year (March 31) for reasons other than job elimination or divestment (see section 11 below).

10. RESIGNATION

   If a participant resigns prior to the end of the Plan Year (March 31), the participant shall not be entitled to any bonus (including a pro-rated bonus) or payment of any bonus bank balance for the Plan Year in which the resignation occurs. If a participant resigns after the end of the Plan Year but before the bonus is paid, the participant is eligible to receive his/her bonus only for the Plan Year that just ended. There will be no payout of any remaining bank balance that otherwise potentially would be paid out in subsequent years.

11. DIVESTMENTS

   If a participant's employment is terminated as a result of the sale of a business unit, entity, or subsidiary of James Hardie Industries N.V. during the Plan Year, then the IP bonus will be determined using the participant's base salary at the time of divestment, and the participant's most recent performance rating. The final EP bonus calculation will be determined at the end of the Plan Year, and the bonus banking mechanism will be utilized. There will be no payments of any remaining bank balance that otherwise potentially would be paid out in subsequent years

   The pro-rata payment for EP Plan bonus in the year in which the business divestment occurs shall be made at the regular time when EP Plan bonus payments are made. Bonuses due to employees solely on the IP Plan shall be paid at time of the termination resulting from divestment.

12. CHANGE IN CONTROL

   If during a Plan Year there is a change in control (see Attachment 1) of James Hardie Industries N.V., and the Plan is thereafter discontinued, participants will receive a prorated bonus for the Plan Year plus the full amount of any positive bank balance after any negative bonus (prorated for the Plan Year in which the Plan is discontinued) has been deducted from the Bank. This payment will be made within 90 days of the Plan's discontinuation.

13. POST-EMPLOYMENT MISCONDUCT

   Notwithstanding any other provision of the Plan or any other agreement, in the event


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   that a Participant's post-employment conduct breaches any agreement
   (including, but not limited to, confidentiality and/or non-competition agreements), he or she shall not be entitled to any pro rated bonus or any bonus bank payment for which he or she otherwise would be eligible under this Plan.

14. NO GUARANTEE

   Nothing in this Plan is intended to alter the at will status of the Company's employees. Participation in the Plan is no guarantee that a bonus under the Plan will be paid. The success of the Company, its business units and individual employees, as measured by the achievement of EP and Individual Performance (IP), shall determine the extent to which participants shall be entitled to receive bonuses.

   Nothing in the terms and conditions of the Plan shall prevent the Company from canceling or amending the Plan at any time.

   In the event the Company decides to cancel the Plan, participants will receive the pro-rated bonus for the Plan Year plus the full amount of any positive bank balance, after any negative earned bonus (pro-rated for the Plan Year in which the Plan is discontinued) has been deducted from the Bank. This payment will be made within 90 days of the Plan's cancellation.

15. GENERAL PROVISIONS

   (a) Withholding of Taxes

       The Company shall have the right to withhold taxes and other amounts, which, in the opinion of the Company, are required to be withheld by law with respect to any amount due or paid to participants under the Plan.

   (b) Expenses

       All expenses and costs in connection with the adoption and administration of the Plan shall be borne by the Company.

   (c) Limitation on Rights

       Except as expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan. No award to any such participant in any Plan Year shall be deemed to create a right to receive any award or to participate in the benefits of the Plan in any subsequent Plan Year.


16. LIMITATIONS

   (a) No Right to Continued Employment

       Neither the establishment of the Plan nor the payment of a bonus under it shall be deemed to constitute an express or implied contract of employment for any participant for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee in accordance with law.


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   (b) No Vested Rights

       Except as expressly provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise) to any bonus or bonus Bank. No officer or employee of the Company or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a participant shall be assignable.

   (c) Not Part of Other Benefits

       The benefits provided in this Plan shall not be deemed a part of any other benefit provided by Company to its employees.

   (d) Other Plans

       Nothing contained in the Plan shall limit the Company's power to grant non-Plan bonuses to employees of Company, whether or not they are participants in this Plan.

   (e) No Interest

       Under no circumstances will interest accrue on any bonus Bank or other amounts potentially payable to any participant.

17. EXCLUSION OF BONUSES FROM BENEFIT CALCULATIONS

   Bonuses shall be excluded from an employee's compensation for the purpose of calculating other aspects of the employee's personal benefit and compensation packages, such as, for example, superannuation, contribution levels to 401k, leave entitlements and vehicle entitlements.

   Bonuses shall also be excluded from an employee's compensation for the purpose of calculating any form of severance or separation due to the employee under applicable law, policy or contract.

18. UNFUNDED PLAN

   This Plan is unfunded. Nothing in the Plan shall create or be deemed to create a trust or separate fund of any kind, or a fiduciary relationship between the Company (or any of its subsidiaries) and any participant.

19. AUTHORITY OF THE BOARD OF DIRECTORS

   Full power and authority to interpret and administer this Plan shall be vested in the Board of Directors, which shall have the sole authority to create or alter terms for the Plan. The Board of Directors may from time to time make such decisions and adopt such terms for implementing the Plan as it deems appropriate for the Plan or any participant under the Plan. Any decision taken by the Board of Directors arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all participants and any person claiming under or through them. The Board of Directors may delegate its power with respect to the Plan from time to time as it so determines.

20. ALTERATIONS TO PLAN

   The Board of Directors may at any time by resolution revoke, add to or vary any of the provisions of the Plan or all or any of the rights or obligations of the Participants in connection with the plan.


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21. PLAN TERMS

   In all cases the terms as set forth in the Plan document shall take precedence over any other document issued in connection with the Plan.

22. ARBITRATION

   All claims, disputes, questions, or controversies arising out of or relating to this Plan, will be resolved exclusively in final and binding arbitration in accordance with the Arbitration Rules and Procedures, or successor rules then in effect, of Judicial Arbitration & Mediation Services, Inc. ("JAMS"). The arbitration will be conducted and administered in Orange County, California by JAMS or, in the event JAMS is not available or does not then conduct arbitration proceedings, a similarly reputable arbitration administrator. The employee and the Company will select a mutually acceptable, neutral arbitrator from among the JAMS panel of arbitrators. Except as provided by this Agreement, the Federal Arbitration Act will govern the administration of the arbitration proceedings. The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of California, or federal law, as applicable, and the arbitrator is without jurisdiction to apply any different substantive law. The employee and the Company will each be allowed to engage in adequate discovery, the scope of which will be determined by the arbitrator consistent with the nature of the claim[s] in dispute. The arbitrator will have the authority to entertain a motion to dismiss and/or a motion for summary judgment by any party and will apply the standards governing such motions under the Federal Rules of Civil Procedure. The arbitrator will render a written award and supporting opinion that will set forth the arbitrator's findings of fact and conclusions of law. Judgment upon the award may be entered in any court of competent jurisdiction. The Company will pay the arbitrator's fees, as well as all administrative fees, associated with the arbitration. Each party will be responsible for paying its own attorneys' fees and costs (including expert witness fees and costs, if any).


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                                  ATTACHMENT 1
              ECONOMIC PROFIT (EP) AND INDIVIDUAL PERFORMANCE (IP)
                                 INCENTIVE PLANS

"CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occurs:

            (i) Any Person becomes the beneficial owner (within the meaning of applicable securities laws) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

            (ii) Individuals who, as of the Effective Date hereof, constitute the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a member of the Board after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

            (iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a Reorganization of the Company with any other person, corporation or other entity, other than a

                  (A) Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

                  (B) Reorganization effected to implement a re-capitalization or re-incorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

            (iv) Resolution of the shareholders of the Company or a court order of the competent Dutch court to liquidate the Company or the liquidation of the Company on any other ground for liquidation pursuant to applicable law.


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